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                                                                Exhibit 10.1(j)

                                JOINDER AGREEMENT

            This JOINDER AGREEMENT is made and entered into as of the ___ day of December, 1995, by and between Stephen Adams ("Adams"), Gerard P. Joyce ("Joyce") and Thomas M. Pugliese ("Pugliese").

R E C I T A L S :

      A. Joyce and Pugliese are shareholders, officers and directors of The Mentus Group, Inc., a Delaware corporation ("Mentus").

      B. Adams is acquiring 11,042 shares of common stock of Mentus pursuant to a Stock Purchase Agreement of even date herewith, and has requested that, if either Joyce or Pugliese, or both, (individually a "Selling Shareholder" and collectively, "Selling Shareholders") sell all or any portion of their stockholdings, Adams has the right to be included in such transaction on the same terms and conditions as those given the Selling Shareholder or Selling Shareholders, as the case may be.

A G R E E M E N T :

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Adams to enter into the Stock Purchase Agreement, the parties agree as follows:

            1. Right to Join in Sale. If one or both of the Selling Shareholders enters into a transaction for the sale of all or any portion of their Mentus common stock in any transaction or series of transactions, then Adams shall have the right (the "Joinder Right") to join in such transaction on the same terms and conditions as those given such Selling Shareholder. The Joinder Right shall apply in a given transaction with respect to (and Adams shall have the right to sell in such transaction) a proportion of Adams' shares that corresponds to the proportion of the Selling Shareholder's shares (or in the case that both Selling Shareholders are selling shares into the transaction, a proportion of Adams' shares that corresponds to the proportion of the Selling Shareholders' combined shares) that are the subject of the transaction (taking Adams' shares to be sold in the transaction into consideration in determining the proportion of the Selling Shareholder's shares to be sold). For example, if Pugliese enters into a transaction in which Pugliese is to sell a portion of his shares, then Adams shall have the right to join in the transaction as to a proportion of Adams' shares equal to the proportion of Pugliese's shares sold in the transaction. For further example, if Joyce and Pugliese enter into a transaction to sell shares, then Adams also shall have the right to join in the transaction as to a proportion of Adams' equal to the proportion of Pugliese's and Joyce's combined shares sold in the transaction.

            2. Exercise of Right. A Selling Shareholder shall notify Adams in writing at least 10 days prior to closing of any transaction in which Adams may exercise the Joinder Right. Adams may exercise the Joinder Right with respect to the transaction up until 3 days prior to the closing of the transaction by notifying the Selling Shareholder in writing of his intention to sell his shares as a part of the transaction. The terms and conditions of any such transaction will be as determined by the Selling Shareholder in his sole discretion, and Adams' Joinder Right to participate in the transaction shall be limited to the right to join in the transaction (as to Adams' respective pro-rata share of stock) on the same terms and conditions as such terms and conditions may be determined by the Selling Shareholder.
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            3. Rights Non-Transferable. Adams' rights under this agreement may not be assigned, except to an entity that is controlled by Adams and that acquires the shares purchased by Adams under the Stock Purchase Agreement.

            4. Notices. Notices to Adams or any permitted assignee under this Agreement shall be sufficiently given if delivered in person or sent by registered mail, postage prepaid, addressed as follows:

                  Stephen Adams
                  c/o Affinity Group, Inc.
                  2575 Vista Del Mar Drive
                  Ventura, CA  93001

      IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the ___ day of December, 1995.



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Stephen Adams



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Gerard P. Joyce                           Thomas M. Pugliese